Exhibit 10.6

Date:  October 15, 2014

CONFIDENTIAL MATERIAL

The information contained in this Note Purchase Agreement, including all of the Addenda hereto (collectively, this “Agreement”), is confidential and proprietary to DIGI OUTDOOR MEDIA, INC. (the “Company”). By accepting a copy of this Agreement, the recipient acknowledges and agrees that:

(a) Recipient will hold all of the information contained in this Agreement in confidence for the benefit of the Company;

(b) Recipient will not share with or disclose to any other person or entity any of the information contained in this Agreement, without the express, written consent of the Company;

(c) Recipient will not reproduce, market, make application of, or otherwise use any of the information contained in this Agreement other than for the purpose of make a decision whether to invest in the Company;

(d) Recipient’s breach, or threatened breach, of any of the foregoing covenants will result in irreparable damage and injury to the Company, and the Company shall be entitled to seek preliminary and/or permanent injunctive  relief, without the posting of bond, enjoining and restraining recipient’s breach (or threatened breach) in addition to any other remedies to which the Company may be entitled, in law or in equity, including the right to recover from the recipient any and all damages that may be sustained as a result of recipient’s breach; and

(e) Recipient irrevocably submits to the jurisdiction of any state or federal court located in Seattle, Washington, in any action or proceeding related to or arising from this Agreement, and recipient further irrevocably waives the defense of an inconvenient forum.

DIGI OUTDOOR MEDIA, INC.
35332 S.E. Center Street
Snoqualmie, WA 98065
=====================================
USD $4,500,000 Subordinated Convertible Promissory Notes
---------------------------------------
Accredited Investors Only
Minimum Investment Amount of USD $50,000
=====================================

FORM OF NOTE PURCHASE AGREEMENT

IMPORTANT: IF YOU INVEST, YOU WILL BE REQUIRED TO MAKE SIGNIFICANT REPRESENTATIONS. READ THIS ENTIRE DOCUMENT CAREFULLY BEFORE SIGNING. THIS INVESTMENT IS VERY RISKY. YOU SHOULD PURCHASE THE NOTES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE “RISK FACTORS” AT ADDENDUM B.

This is a private offering under the securities laws. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities referred to herein (the “Securities”), or has reviewed, endorsed or passed upon the merits, accuracy or adequacy of this Note Purchase Agreement or any other related materials. Any representation to the contrary is a criminal offense.

The Securities being offered hereby are speculative and risky. Subscribers must be prepared to bear the economic risk of their investment for an indefinite time period and must be able to withstand a total loss of their investment. These Securities have not been registered under the U. S. Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and are offered under exemptions provided by the Securities Act and certain state securities laws. These Securities are subject to restrictions on transferability and resale in the United States, and may be transferred or resold only with the prior written consent of the Company and only if effectively registered with the SEC under the Securities Act and with any state whose securities laws apply, or under an exemption from registration that is available under those laws. If a holder wishes to transfer or sell the Securities under an exemption under applicable securities laws, the holder must provide to the Company an attorney’s opinion acceptable to the Company that states the reasons why an exemption from registration is available. Hedging transactions involving these Securities may not be conducted unless in compliance with the Securities Act.

No persons have been authorized to give any information or to make any representation not contained in this Agreement, and, if any such information or representation is given or made, such information or representation must not be relied upon as having been authorized by the Company.  The delivery of this Agreement does not imply that the information contained herein is correct as of any date subsequent to the date stated hereon. These materials do not purport to be all-inclusive or to contain all the information that a potential investor may desire in considering whether to invest.

All investors will have an opportunity to meet with the CEO of the Company to verify any of the information included herein, and to obtain additional information regarding the  Company. Copies of all documents, contracts, financial statements and other Company records will be made available for inspection at any such meeting or during normal business hours upon request to the Company. Investors must acknowledge below that they have read these materials carefully and thoroughly, they were given the opportunity to obtain additional information, and they did so to their satisfaction. In making an investment decision, investors must rely on their own examination of the Company and the terms of this Note Purchase Agreement, including the merits and risks involved.

Prospective investors should not construe the contents of this document, including the Addenda hereto, as providing legal, tax or investment advice. Investors should consult their own legal counsel, accountant or business advisor as to matters concerning an investment in the Notes. In making an investment decision, investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

The Company is offering to sell Subordinated Convertible Promissory Notes (the “Notes” or “Securities”) in the aggregate principal amount of Four Million Five Hundred Thousand Dollars (USD $4,500,000). Each Note will bear simple interest on the unpaid principal amount at the rate of twenty-five percent (25%) per annum. In lieu of fixed monthly interest payments on the Notes, commencing with the 13th month following the date of issuance of  the Notes, the Company will pay to the Note holders on a pro rata basis, an aggregate amount equal to 50% of the Company’s Net Revenues each month. “Net Revenues” means the net cash flow from operations available for distribution after payment of all senior debt service payments, lease payments, operating costs, and reserves. All unpaid principal and accrued interest on the Note will be paid in full on the maturity date, which is two (2) years from the date of issuance of the Note, unless the Note is earlier converted to equity securities of the Company in accordance with the terms of the Note.

The Company is offering the Notes on the terms set forth in this Purchase Agreement, including the Addenda attached hereto. Each investor will be required to invest a minimum amount of Fifty Thousand Dollars (USD $50,000). The Company, however, reserves the right to accept, in its discretion, less than the minimum investment amount from any subscriber. The Company also may reject your subscription for any reason.

See signature page and "Subscriber Data" below for additional documentation and signature requirements. The following documents are attached to this Purchase Agreement and considered to be part of this document:

Addendum A                                Terms of the Offering
Addendum B                                Risk Factors
Addendum C                                Form of Convertible Promissory Note
Addendum D                                Digi Outdoor Media, Inc. 2014 Executive Summary
Addendum E                                Financial Statements of Digi Outdoor Media, Inc. (2013 and 2014)
Addendum F                                Financial Statements of Placer Creek Mining Company (2013 and 2014)

JURISDICTIONAL NOTICES

California Residents: THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Colorado Residents: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE OFFERED UNDER EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND COLORADO REVISED STATUTES SECTION 11-51-308.  NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR THE COLORADO SECURITIES DIVISION HAS REVIEWED OR APPROVED THIS OFFERING DOCUMENT.

District of Columbia Residents: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES BUREAU OF THE DISTRICT OF COLUMBIA, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Idaho Residents: THE SECURITIES BEING SOLD HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT IN RELIANCE UPON EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 30-1435(8) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT IN TRANSACTION WHICH IS EXEMPT UNDER SAID ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SAID ACT.

Maryland Residents: THESE SECURITIES ARE BEING ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Montana Residents: IN ADDITION TO THE INVESTOR SUITABILITY STANDARDS THAT ARE OTHERWISE APPLICABLE, ANY INVESTOR WHO IS A MONTANA RESIDENT MUST HAVE A NET WORTH (EXCLUSIVE OF HOME FURNISHINGS AND AUTOMOBILES) IN EXCESS OF FIVE (5) TIMES THE AGGREGATE AMOUNT INVESTED BY SUCH INVESTOR IN THE SECURITIES.

Oregon Residents: IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY A FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

Virginia Residents: THESE SECURITIES ARE BEING OFFERED IN VIRGINIA PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE VIRGINIA SECURITIES ACT. THE STATE CORPORATION COMMISSION DOES NOT PASS UPON THE ADEQUACY OR ACCURACY OF THE SECURITY OR THIS OFFERING CIRCULAR OR UPON THE MERITS OF THIS SECURITY OR THIS OFFERING. THESE SECURITIES ARE NOT INSURED OR GUARANTEED BY ANY STATE OR FEDERAL AGENCY.

Washington Residents: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THE WASHINGTON ADMINISTRATOR OF SECURITIES HAS NOT REVIEWED OR RECOMMENDED THE OFFERING OR OFFERING CIRCULAR, AND THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT  OF WASHINGTON, CHAPTER 21.20 RCW, AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES ACT OF WASHINGTON CHAPTER 21.20 RCW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Article 1. Subscription

1.1 The undersigned subscriber (“Subscriber”), intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase from DIGI OUTDOOR MEDIA, INC., a Nevada corporation (the “Company”), a Subordinated Convertible Promissory Note (the “Note”) in the principal amount ofDollars (USD $) (the “Purchase Price”), upon the terms and conditions set forth below.  This subscription is submitted to the Company in accordance with and subject to the terms and conditions set forth in this Purchase Agreement and pursuant to Regulation D promulgated under the U.S. Securities Act.

1.2 Subscriber’s subscription payment, in the form of a bank check or certified check made payable to “DIGI OUTDOOR MEDIA, INC.” in the amount of the Purchase Price, is delivered herewith (unless payment has otherwise been delivered in a manner satisfactory to the Company), together with two executed copies of this Purchase Agreement. In the event this subscription is not accepted, in whole or in part, by the Company, the full or ratable amount, as the case may be, of Subscriber’s subscription payment shall be promptly refunded to Subscriber without deduction therefrom or interest thereon. Wiring instructions are as follows:

To:	Bank of America
New York, NY

Fed Wire Number:	026-009-593

International SWIFT Code:	BOFAUS3N

Account Name:	Dig Outdoor Media, Inc.
35332 S.E. Center Street
Snoqualmie, WA 98065
Account No:	0044-6532-3962

1.3 In the event this subscription is accepted by the Company, in whole or in part, the Company shall deliver to Subscriber a Note in the principal amount of USD $[], dated the date of acceptance of this subscription and to bear the legends described herein, together with a copy of this Purchase Agreement executed by the Company.

1.4 Subscriber acknowledges and agrees that the Company did not prepare any information to be delivered to prospective investors in connection with this Offering other than this Purchase Agreement and the Addenda hereto, and the Company does not make any representation or warranty concerning the completeness of any information received by prospective investors. Subscriber acknowledges and agrees that prospective investors  are advised to conduct their own review of the business, properties and affairs of the Company before subscribing.

1.5 Subscriber understands and agrees that: (a) this subscription is not subject to the Company’s receiving any minimum number or amount of subscriptions, and Subscriber’s subscription payment shall be  available to the Company immediately after the Company’s acceptance of this Purchase Agreement; and (b) this Purchase Agreement is not binding upon the Company until accepted by it, and the Company shall have the right to accept or reject this subscription in whole or in part for any reason or for no reason.

Article 2. Representations and Warranties of the Company

The Company hereby represents and warrants to Subscriber that:

2.1 The Company was formed as a Nevada corporation on January 14, 2014, and is the surviving entity of a merger that was effective on August 18, 2014. As part of the merger, both Placer Creek Mining Company (“Placer”) and Digi Outdoor Media, Inc. (“DOM”) merged with and into the Company. The Company (formerly named Placer Creek of Nevada, Inc.) changed its name to Digi Outdoor Media, Inc. as of the effective date of the merger.

2.2 The Company is validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its current and contemplated business, and to enter into and perform its obligations under this Purchase Agreement.

2.3 The Company is authorized to issue and deliver the Notes subscribed for under this Purchase Agreement.

2.4	As of October 15, 2014, the capitalization of the Company consisted of:

(a)
Forty-Five Million (45,000,000) shares of Common Stock, par value $.001 per share, of which Ten Million Four Hundred and Seventy-Six (10,000,476) shares are issued and outstanding (9,000,000 of the outstanding shares are owned by the former DOM shareholders and 1,000,476 of the outstanding shares are owned by the former Placer shareholders);

(b)	Five Million (5,000,000) shares of Preferred Stock, par value $.001 per share, none of which have been issued; and

(c)	Warrants to purchase Sixty-Three Thousand Seven Hundred Thirty-Three (63,733) shares of Common Stock at an exercise price of $0.75 per share, which warrants have a term of three years.

2.4 This Purchase Agreement has been duly authorized by the Company, and (subject, with respect to enforceability, to the provisions of specific performance, bankruptcy and similar laws and principles of equity) when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms. The Notes have been duly authorized by the Company, and when issued, sold and delivered in accordance with the terms of this Purchase Agreement, will be duly authorized and validly issued.

Article 3. Representations and Warranties of Subscriber

Subscriber hereby represents, warrants and certifies to, and agrees with, the Company as follows:

3.1 Subscriber’s information, representations and warranties set forth herein are true and complete, and may be relied upon by the Company.

3.2 If, before acceptance of this Purchase Agreement and any issuance to Subscriber of the Securities, there is any material change with respect to Subscriber’s status or affairs that would affect Subscriber’s information, representations or warranties set forth herein and/or Subscriber’s ability to invest in the Company or purchase the Securities, Subscriber will promptly notify the Company of that change.

3.3 Subscriber acknowledges that Subscriber has been advised to consult with his/her own independent counsel regarding the consequences of an investment in the Company and the Securities. Subscriber has such knowledge and experience in financial and business matters that he/she is capable of: (a) requesting, reviewing, and understanding the information acquired regarding the Company and its operations, management and control; and (b) evaluating the merits and risks of an investment in the Company and the Securities, including the risks of losing Subscriber’s entire investment.

3.4 Subscriber has received, thoroughly reviewed and understands all of the information contained in this Purchase Agreement, and Subscriber (together with any of Subscriber’s authorized representatives and agents) has been given an opportunity to ask questions of and to obtain all desired information regarding the Company and this Purchase Agreement, and has used such information and access to Subscriber’s satisfaction. Subscriber currently has knowledge sufficient to Subscriber, in the prudent management of Subscriber’s affairs, regarding the Company and its operations and principals to justify Subscriber’s submission of this Purchase Agreement to the Company. Subscriber has received all materials that have been requested by Subscriber regarding the Company, including its current Executive Summary and the financial statements of the two entities which merged with the Company (attached hereto as Addenda D, E and F, respectively), and the Company has answered all inquiries that Subscriber or Subscriber’s representatives have put to it. Subscriber has had access to all additional information necessary to verify the accuracy of the information requested by Subscriber or in this Purchase Agreement; and Subscriber has taken all the steps necessary to evaluate the merits and risks of an investment by Subscriber in the Securities. In making this investment decision, Subscriber has not relied on any information not provided by the Company.

3.5 Subscriber has such knowledge and experience in finance, securities, investments and other business matters as to be able to protect Subscriber’s interests in connection with this transaction, and Subscriber’s investment in the Company hereunder is not material when compared to Subscriber’s total financial capacity. Subscriber has adequate means for providing for Subscriber’s current needs and possible contingencies, has no need for liquidity regarding this investment, has no reason to expect a change in Subscriber’s circumstances, financial or otherwise, that may cause or require sale of Subscriber’s Securities, and is in a financial position to hold the Securities for an indefinite period of time.

3.6 Subscriber understands the many risks of an investment in the Company and can afford to bear such risks, including, but not limited to, the risk of losing Subscriber’s entire investment in the Company and the Securities.

3.7 Subscriber acknowledges that the Securities are restricted securities, that no market presently exists for the Company’s Notes and the common stock into which the Notes are convertible, that no market may develop in the future, and that Subscriber may find it impossible to liquidate Subscriber’s investment at a time when Subscriber may desire to do so, or at any other time.

3.8 Subscriber has been advised by the Company that: (a) the Securities have not been registered under the U.S. Securities Act of 1933, as amended (“Securities Act”) or any other state, national or other governmental securities laws or regulations; (b) the Securities are being offered and sold to Subscriber on the basis of the exemptions from registration provided by Regulation D promulgated under the Securities Act; (c) the offering of these Securities has not been filed with or submitted to, reviewed by, or otherwise passed on by the U.S. Securities and Exchange Commission or any other U.S. federal or state agency or self-regulatory organization where an exemption is being relied upon; and (d) the Company's reliance on the exemptions provided by Regulation D under the Securities Act is based upon the representations made by Subscriber in this Purchase Agreement, and the Company will not issue the Securities in the absence of such representations. Subscriber acknowledges that Subscriber has been informed by the Company of, or Subscriber is otherwise familiar with, the nature of the limitations imposed on the transfer of securities by the Securities Act and the rules and regulations thereunder.

3.9 Subscriber is: (a) a resident of the State of [                                                                                         ] and is of legal age (if an individual) in accordance with the laws of the State of []; (b) acquiring the Securities solely for Subscriber’s own account or as fiduciary for the benefit of another; and
(c) not acquiring the Securities as a nominee or agent for the benefit of any other person. To the extent Subscriber is acting as a fiduciary in acquiring the Securities, all warranties, representations and covenants herein shall be deemed to have been made on behalf of the person or persons for whom Subscriber is acting.

3.10 Subscriber is acquiring the Securities for investment and not with a view to any offering, sale or distribution of all or any part of the Securities. Subscriber has no present intention of selling, granting participation in, or otherwise distributing the Securities. Subscriber does not have any contract, understanding, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to all or any portion of the Securities. Subscriber acknowledges that the basis for the exemptions from relevant securities laws may not be present if, notwithstanding such representations, Subscriber currently has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Subscriber does not have any such present intention, and Subscriber will not transfer or assign this Purchase Agreement, in whole or in part.

3.11 Subscriber acknowledges and understands that: (a) an investment in the Securities involves certain risks; (b) financial forecasts developed by the Company are based on certain assumptions regarding future events, many of which may not occur, and actual results of operations will vary from projected results, and such variations may be material; and (c) there are restrictions upon the transferability of the Securities, and accordingly, Subscriber may not be able to dispose of the Securities when desired (even in the event of an emergency).

3.12 Subscriber acknowledges that the only information regarding the offering of the Securities that has been furnished to Subscriber is this Purchase Agreement and written responses to inquiries, if any, and that Subscriber has relied only upon such information in determining whether to invest in the Company.

3.13 Subscriber acknowledges that legends stating that the Securities have not been registered and referring to restrictions on transferability and sale of the Securities may be placed upon the Securities or upon the certificate evidencing Subscriber’s Securities, and that the Securities shall be subject to stop transfer or stop order instructions prohibiting transfer or disposition of the Securities other than in accordance with applicable law.

3.14	Subscriber agrees that Subscriber will not offer or resell the Securities unless:

(a) Subscriber gives written notice (the "Transfer Notice") to the Company and the Company consents in writing to such transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee; and

(b)	(i) the resale of the Securities is registered under the Securities Act; or

(ii)	an exemption from registration is available under the Securities Act; or

(iii)	the resale of the Securities is in accordance with Rule 144 under the

Securities Act.

3.15 Subscriber represents that he/she/it is an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act, and Subscriber specifically represents and warrants that he/she/it is: (check all applicable items)

______ (i) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_______(ii)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_______(iii)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_______(iv)	A director or executive officer of the Company.

_______(v)
A natural person whose individual net worth, or joint net worth with Subscriber’s spouse, at the time of purchase exceeds One Million U.S. Dollars ($1,000,000), excluding the value of Subscriber’s primary residence.

_______(vi)
A natural person who had an individual income in excess of USD $200,000 in each of the two most recent years, or joint income with Subscriber’s spouse in excess of USD $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. Subscriber’s investment in the Company will not exceed 10% of Subscriber’s net worth (or joint net worth with spouse).

_______(vii)
A trust, with total assets in excess of USD $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a purchaser not an Accredited Investor who either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

_______(viii)
An entity in which all of the equity owners are accredited investors. (If this alternative is checked, Subscriber must identify each equity owner and provide statements signed by each demonstrating how each qualified as an accredited investor.)

3.16	Subscriber represents and warrants that:

Subscriber is not subject to any outstanding judgments or involved in                                                                                                                  any litigation or other dispute which, if an adverse decision was reached, might(Initial) adversely affect Subscriber’s financial situation. (INITIAL if true; if not true, provide details.)

_____________________________________________________________________________________

_____________________________________________________________________________________

Subscriber has not been subject to bankruptcy, reorganization or debt                                                                                                                 restructuring.(INITIAL if true; if not true, provide details.) (Initial)

3.17    If Subscriber is a natural person, Subscriber represents that he/she is: a bona fide resident of the State of [], and resides at the address set forth on page 15 of this Purchase Agreement, is at least 21 years of age and legally competent to execute this Purchase Agreement. If Subscriber is an entity, the person signing this Purchase Agreement is duly authorized to execute this Purchase Agreement and this Purchase Agreement, when executed and delivered by Subscriber, will constitute  its legal, valid and binding obligation, enforceable against it in accordance with its terms; and the execution, delivery and performance of this Purchase Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the undersigned.

3.18    It never has  been represented, guaranteed  or warranted  to Subscriber by the Company, or its principals, including any of the managers, officers, directors, members, partners, employees or agents of either, or any other persons, whether expressly or by implication, that:

(a) the Company or Subscriber will realize any given percentage of profits or amount or type of consideration, profit or loss as a result of the Company’s activities or Subscriber’s investment in the Company; or

(b) the past performance or experience of the management of the Company, or of any other person, in any way indicates the predictable results of ownership of the Securities or of the Company’s activities.

3.19 Subscriber understands that the net proceeds from all paid and accepted subscriptions will be immediately available to the Company and used for Company purposes, whether or not the Offering is fully subscribed, and that the Securities to be issued hereunder will not be secured by any collateral. Further, the Company may, in its sole discretion, reject this subscription or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of other investors’ subscriptions.

3.20 Subscriber acknowledges that there may be material tax consequences to Subscriber of an acquisition or disposition of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, or local tax law of Subscriber’s acquisition or disposition of such Securities.

3.21 Without limiting any of Subscriber’s other representations, warranties and agreements made hereunder, Subscriber acknowledges that Subscriber is fully aware of the risk factors of investing in the Company and the Securities. Subscriber further acknowledges that the representations, warranties, certifications and agreements made by Subscriber herein are true and correct and shall survive the execution and delivery of this Purchase Agreement and the purchase and receipt of the Securities.

Article 4. Indemnification

Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the terms of this Purchase Agreement, including but not limited to (a) the confidentiality obligations and requirements set forth on page 1 of this Agreement, and (b) the representations, warranties, certifications and agreements made by Subscriber in Article 3 hereof; and Subscriber hereby agrees to indemnify and hold harmless the Company and each incorporator, officer, director, employee, agent and controlling person thereof, past, present or future, from and against any and all claims, losses, damages, liabilities, costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, due or relating to or arising out of a breach, inaccuracy or inadequacy of any such representation, warranty, certification or agreement or of any other term of this Purchase Agreement.

Article 5. General Provisions

5.1 Neither this Purchase Agreement, nor any of Subscriber’s interest herein, shall be assignable or transferable by Subscriber in whole or in part except by operation of law.

5.2 All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed to Subscriber at the address set forth below and to the Company at the address set forth below its signature. Notices hand delivered shall be deemed given upon receipt, and notices sent by mail shall be deemed given on the third (3rd) business day following deposit in the mail, first class postage prepaid.

5.3 This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction. Subscriber hereby submits to the jurisdiction of the state and federal courts located in the State of Washington for all purposes relating to this Purchase Agreement, the Securities, and Subscriber’s interest in the Company, and such courts shall have exclusive jurisdiction relating thereto.

5.4 This Purchase Agreement, including the Addenda hereto, constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be amended only by a writing executed by both parties.

5.5 This Purchase Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

DATE: ________________________, 2014

Investment Amount: $ _________________

Signature of/for Subscriber(s):

___________________________________

Signature of/for Any Co-Subscriber:

___________________________________

___________________________________
(Print Name of Signatory Here)

___________________________________
(Print Name of Any Co-Signatory Here)

COMPLETE “SUBSCRIBER DATA” ON PAGE 15 AND PROVIDE THE REQUISITE ADDITIONAL INFORMATION

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an Entity)

I,                                                                ,                             am                             the of(the “Entity”). I hereby certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Purchase Agreement and to purchase and hold the Securities on behalf of the Entity, and I certify further that the Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this _______ day of __________________, 2014.

________________________________
(Signature)

________________________________
(Print Name)

COMPLETE “SUBSCRIBER DATA” ON FOLLOWING PAGE AND PROVIDE THE REQUISITE ADDITIONAL INFORMATION

SUBSCRIBER DATA

Ownership. Title to the Note to be held in one of the following manners, as marked:

    ________Individual or Separate Property (in community property state, submit Spouse's Consent)

    ________Joint Tenants with Right of Survivorship (each party must sign)

    ________Tenants in Common (each party must sign)

    ________Community Property (each spouse must sign)

    _________Individual Retirement Account ("IRA")/HR-10 ("Keogh")/Other:

    _________Trust (exact name of trustee must be indicated)

    _________Other (specify)

Joint Ownership........Generally each party must sign this Purchase Agreement.
Fiduciary Capacity…	Contact the Company immediately if purchasing in a fiduciary capacity for the benefit of an IRA, Keogh or other plan established under the Employee Retirement Income Security Act of 1974.

Personal Data.
Full Name: _____________________________________________       Telephone: ________________________________

Residence Address
(Street/City/State/Zip): ____________________________________        Taxpayer/SSN: ____________________________

______________________________________________________        Birth Date: _______________________________

Mailing Address
(PO/City/State/Zip): ______________________________________        Citizenship: U.S. _______   Other ______________

Facsimile Number: _______________________________________         E-Mail: __________________________________

If IRA/Keogh account, residence of beneficiary:

____________________________________
(Street/City/State/Zip Code)

____________________________________
(Bank/Entity Name & Address)

Designated address for receipt of cash distributions:

____________________________________
(Fund/Account Name and Number)

____________________________________
(Bank/Entity Name & Address)

Spouse (Full Name): _________________________________________________    Spouse's SSN: _______________________

Telephone: __________________________  Facsimile: _____________________     E-Mail: ____________________________

Assets: $ __________________________   Annual Income: _________________      Liabilities: $ ________________________

Contact for Verification of Income: ______________________________________     Telephone: _________________________

Contact's Relationship with Subscriber: ______________________________________________________________________

Employment Information.                                                                                                                Nature of
Business Name: _____________________________________________________     Business: _________________________

 Business Address: ___________________________________________________    Telephone: ________________________

(Street/City/State/Zip__________________________________________________

Position(s) Held: _____________________________________________________    Length of Employment: _______________

        ACCEPTANCE

DIGI OUTDOOR MEDIA, INC., a corporation organized under the laws of the State of Nevada, hereby accepts the foregoing subscription subject to the terms and conditions of this Purchase Agreement this           day of, 2014.
DIGI OUTDOOR MEDIA, INC.

______________________________________

By: ___________________________________

Title: __________________________________

ADDENDUM A
Terms of the Offering

Summary

Because this is only a summary, it may not contain all of the information important to you. You should read this whole document and the Purchase Agreement, including all Addenda, carefully before you decide whether or how much to invest. All capitalized terms not otherwise defined in this Addendum A shall have the meanings defined in the Purchase Agreement.

What is Being Offered:                           The   Company is   offering   to   sell   unsecured   Subordinated Convertible Promissory Notes (“Notes”) in the aggregate principal amount of USD $4,500,000. The Notes will be subordinated in right of payment to the prior payment in full of any current and future senior indebtedness of the Company. Simple interest on the outstanding principal amount of the Notes will accrue at the rate of 25% per annum. All unpaid principal, together with all accrued and unpaid interest on the Notes, will be due and payable in full two (2) years from the date of issuance (the “Maturity Date”), unless the Notes are earlier converted into equity securities of the Company.

As a result of the merger, the Company (as the surviving entity) has assumed all of the debts and liabilities of the two merged entities (Placer and DOM), which includes an assumption of the debt obligations owed by each of Placer and DOM to their respective investors under their recent debt offerings. The terms of the recent DOM debt offering are identical to the terms in this Offering; accordingly, as a result of the merger of DOM with the Company and the proximity in time of the DOM offering and this Offering, the two offerings will be integrated and the investors in the DOM debt offering will be deemed part of and included in the total amount of this Offering. The investors in the recent Placer debt offering (the terms of which were substantially different than the terms of this Offering) are being offered the opportunity, for a limited period of time, to invest in this Offering by converting the principal amount of their existing investment in Placer into this Offering. The total amount invested in DOM’s recent debt offering was $2,175,500 and the total amount invested in Placer’s recent debt offering was $1,882,000. Therefore, if all the investors in Placer’s recent debt offering elect to convert their respective  investments  into  this  Offering,  $4,057,500  of  the
$4,500,000 in Notes being offered hereunder will have been subscribed for.

Interest Payments:                                   In lieu of fixed monthly interest payments on the Notes, each Note holder will be entitled to receive a pro rata portion of the

Company’s Net Revenues, determined and payable as follows: Fifty percent (50%) of the Company’s Net Revenues each month, commencing with the thirteenth (13th) month following the date of issuance of the Notes, will be allocated and paid to all of the Note holders in this Offering, payable on the last day of each month on a pro rata basis based upon the ratio which the principal amount of each Note bears to the aggregate principal amount of all Notes in this Offering as of the date of closing of the Offering. In the event any Note is converted prior to the Maturity Date, the ratio utilized for allocating 50% of the Net Revenues each month to any remaining Note holder(s) will be proportionately adjusted. In the event any monthly payment of Net Revenues payable to a Note holder exceeds the amount of accrued interest then due on such holder’s Note, the excess amount will be applied to reduce the unpaid principal amount of the Note. “Net Revenues” means the net cash flow from operations available for distribution after payment of all senior debt service payments, lease payments, operating costs, and reserves.

The monthly amount payable to each Note holder from the Company’s Net Revenues will continue until the earliest to occur of the following events: (i) the date the Note has been paid in full;
(ii) the date of conversion of the Note, (iii) the Maturity Date of the Note, or (iv) the total amount of Net Revenues paid to a Note holder equals fifty percent (50%) of the original principal amount of his/her Note.

Minimum Investment Amount:     Each Investor will be required to investment a minimum amount of Fifty Thousand Dollars ($50,000), although the Company reserves the right to accept a lesser subscription amount.

No Security; Subordination:                The Notes will be unsecured obligations of the Company, and will be expressly subordinate in right of payment to the prior payment in full of all current and future senior indebtedness of the Company. Senior indebtedness includes debt of the Company to banks, commercial finance lenders, leasing or equipment financing institutions, or other lending institutions regularly engaged in the business of lending money (but excluding venture capital and investment banking institutions). The form of Promissory Note is attached hereto as Addendum C. The Company will use its best efforts to sell all of the Notes in this Offering, but there is no guarantee we will be able to do so. See the section below on “The Offering” and the Risk Factors at Addendum B.

Default on Notes:                                  The Notes will be in default and all unpaid principal and interest will be due and payable in full in the event of any of the following:

●	The Company’s failure to make any payment on the Notes when due;

●	Bankruptcy or insolvency proceedings are filed by the Company; or

●	Involuntary bankruptcy or insolvency proceedings are filed against the Company.

Prepayment:                                             The Company will have the right at any time prior to the Maturity Date to prepay the outstanding principal balance and accrued interest on the Note, without penalty or premium. The Company will give the Note holder not less than thirty (30) days advance notice of its intent to prepay the Note. The Note holder, in lieu of such prepayment, will have the option and right during said 30- day period to convert the unpaid balance of the Note into common stock of the Company. The conversion amount of the Note will be equal to 150% of the unpaid principal amount of the Note less the aggregate amount of any Net Revenues received by the Note holder, and the conversion price (the “Conversion Price”) will be equal to the greater of: (a) seventy-five cents ($0.75) per share, or (b) seventy-five percent (75%) of the per share offering price set in the Company’s most recent Equity Financing, if any. “Equity Financing” shall mean any  equity financing completed by the Company after the closing of this Offering in which the Company receives gross proceeds of not less than Three Million Dollars (USD $3,000,000).

Optional Conversion:                            The Note holder will have the option and right at any time prior to the Maturity Date to convert the Note into shares of common stock of the Company. The conversion amount of the Note will be equal to 150% of the unpaid principal amount of the Note less the aggregate amount of any Net Revenues received by the Note holder, and the Conversion Price will be the same as the Conversion Price set forth in the “Prepayment” section above.

Conversion at Maturity:                        If the Notes have not been converted or prepaid prior to the Maturity Date, the outstanding principal amount together with all outstanding accrued interest on the Notes will be due and payable in full on the Maturity Date. In lieu of payment in full of the Notes at the Maturity Date, each holder of an outstanding Note may elect to convert such Note into shares of common stock of the Company. The conversion amount of the Note will be equal to 150% of the unpaid principal amount of the Note less the aggregate amount of any payments of Net Revenues received by the Note holder, and the conversion price will be equal to the greater of: (a) seventy-five cents ($0.75) per share, or (b) seventy- five percent (75%)  of the  per  share  offering price  set in the Company’s most recent Equity Financing, if any.

No Escrow of Funds:                               All proceeds from the Notes will be immediately available to the Company, and the Company is not required to sell any minimum amount of Notes in order to use the proceeds from the sale of the Notes.

Use of Proceeds:                                      The Company plans to use the proceeds from this Offering for general working capital. See the section below on “Use of Proceeds.”

Finder’s Fees:                                          The Company may be obligated to pay finder’s fees equal to: (i) ten percent (10%) of the gross proceeds raised in this Offering, plus (ii) warrants to purchase shares of the Company’s common stock equal to 10% of the equity securities sold in this Offering, to any persons duly authorized to be paid such fee or commission as a registered broker dealer or registered representative of the same.

Restrictions on Transfer:                       The  Notes  will  not  be  transferable  without  the  prior  written consent of the Company. In addition, the Notes and the securities into which the Notes are convertible will be “restricted securities” under the Securities Act, and may be resold only pursuant to registration under the Securities Act or an exemption therefrom. The Notes and any certificates for the shares issued upon conversion of the Notes will bear appropriate restrictive legends reflecting such restrictions on their transferability.

Risk Factors:                                             This is a risky investment. You should not purchase a Note unless you can afford a complete loss of your investment.  Before you decide to invest, read carefully Addendum B, “Risk Factors.”

The Offering

The Company is offering to sell unsecured Subordinated Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of Four Million Five Hundred Thousand Dollars (USD $4,500,000). The Notes will bear simple interest on the unpaid principal balance at the rate of twenty-five percent (25%) per annum. All unpaid principal, together with all accrued and unpaid interest on the Notes, will be due and payable in full two (2) years from the date of issuance (the “Maturity Date”), unless the Notes are earlier converted into equity securities of the Company.

In lieu of fixed monthly interest payments on the Notes, commencing with the 13th month following the date of issuance of the Notes, the Company will pay to the Note holders on a pro rata basis, an aggregate amount equal to 50% of the Company’s Net Revenues each month. Net Revenues mean the net cash flow from operations available for distribution after payment of all senior debt service payments, lease payments, operating costs, and reserves.

The Notes will be unsecured obligations of the Company and will be subordinated in right of payment to the prior payment in full of any current and future senior indebtedness of the Company. Senior indebtedness includes debt of the Company to banks, commercial finance lenders, leasing or equipment financing institutions, or other lending institutions regularly engaged in the business of lending money (but excluding venture capital and investment banking institutions). There is no provision for automatic conversion of the Notes, and the Notes will be convertible into common stock of the Company only at the option of the Note holder upon the occurrence of the following events: (1) in lieu of prepayment of the Note upon the Company’s exercise of its right to prepay the Note prior to the Maturity Date; (2) at any time at the election of the Note holder; or (3) in lieu of payment in full of the Note at the Maturity Date.

If a Note holder elects to convert his/her Note, the conversion amount of the Note will be equal to 150% of the unpaid principal amount of the Note less the aggregate amount of any payments of interest and Net Revenues received by the Note holder, and the conversion price will be equal to the greater of: (a) seventy-five cents ($0.75) per share, or (b) seventy-five percent (75%) of the per share offering price set in the Company’s most recent equity financing, if any.

We are offering the Notes only to persons who are Accredited Investors. Each investor will be required to invest a minimum of USD $50,000 although we reserve the right to accept, in our discretion, less than the minimum investment amount from any subscriber. We may reject any subscription, in whole or in part, in our sole discretion for any reason or no reason.

As described above, all of the investors in DOM’s prior debt offering will be deemed part of and included in the total amount of this Offering. In addition, if all of the investors in Placer’s debt offering elect to convert their Placer investment into this Offering, then $4,057,500 of the Notes in this Offering will already have been subscribed for, leaving only $442,500 in Notes remaining available for sale.  We may have already sold all of the remaining Notes if and when you decide to invest. Our attorneys also will have to approve sales of the Notes.

The Offering is being made pursuant to exemptions from registration provided by the Securities Act and rules and regulations promulgated thereunder.  If you want to purchase a Note, you must execute the form of Note Purchase Agreement we have prepared. We are paying all expenses of the Offering, except that if you want to engage separate counsel or other experts in connection with your investment, you must pay your own expenses.

Use of Proceeds

As a result of the recent merger between the Company, Placer, and DOM, the Company (as the surviving entity) has acquired all of the assets and assumed all of the debts and liabilities of the two merged entities (Placer and DOM), which includes an assumption of the debts owed by each of Placer and DOM to their respective investors under their recent debt offerings.  The investors in the recent DOM debt offering will be deemed part of and included in the total amount of this Offering. The investors in the recent Placer debt offering are being offered the opportunity, for a limited period of twenty (20) days, to invest in this Offering by converting the principal amount of their existing investment in Placer into this Offering. The total amount invested in Placer’s recent debt offering was $1,882,000, and the total amount invested in DOM’s recent debt offering was $2,175,500. Therefore, if all of the investors in Placer’s recent debt offering elect to convert their respective investments into this Offering, $4,057,500 of the $4,500,000 in Notes being offered hereunder will have been subscribed for.

Accordingly, if the Company sells all of the remaining available Notes, the total gross proceeds will be only USD $442,500. After payment of the costs and expenses of this Offering, including legal fees and payment of any finder’s fees, all remaining proceeds from the Notes will be immediately available to the Company. The Company is not required to sell any minimum amount of Notes in order to use the proceeds from the sale of the Notes. We plan to use this money for general working capital, including funding initial operations. What we don’t spend immediately, we may deposit in interest or non-interest bearing accounts, or government obligations, certificates of deposit, money market mutual funds or similar investments.

This represents our best estimate of how we will use the money, based on what we now know and our current circumstances. The Company anticipates, however, based on current plans and assumptions relating to its operations, that it will be necessary for the Company to raise additional funds of approximately $6,000,000 in the very near future in order to fully implement its business plan. Please see Addendum B, “RISK FACTORS.”

Opportunity to Make Inquiries

Before selling any Notes, we will give you an opportunity to ask questions and to receive answers from us concerning any aspect of the investment, and to obtain any additional information, to the extent that we possess such information or can acquire it without unreasonable effort or expense.

You may review copies of any documents or agreements that we have identified or referred to in these materials, although we may request that you execute a confidentiality agreement with respect to our private information.

Restrictions on Transferability

The Notes have not been registered under the Securities Act or the laws of any state or other jurisdiction. The Notes and the shares of common stock issuable upon conversion of the Notes will be “restricted securities” under Rule 144 promulgated under the Securities Act, and may be resold only pursuant to registration under the Securities Act or an exemption therefrom, which exemption may include Rule 144 under the Securities Act. Rule 144 permits public resale of restricted securities generally only after they have been held for one year and subject to compliance with various other provisions of Rule 144. The Notes and certificates for shares of common stock of the Company will bear appropriate legends reflecting applicable restrictions on their transferability. In addition, the Notes may not be transferred without the written consent of the Company.

ADDENDUM B
RISK FACTORS

Securities of the Company involve a high degree of risk and should be regarded as speculative. In addition to matters set forth elsewhere, potential subscribers should carefully consider the risk factors described below relating to the business of the Company and the Offering before making an investment decision. If any of the following risks actually occurs, the Company’s business, financial condition and/or operating results could be materially harmed. This document contains forward-looking statements that involve known and unknown risks and uncertainties. These statements relate to the Company’s plans, objectives, expectations and intentions. Our actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include those discussed below and elsewhere in this document. The risks and uncertainties described below are not the only ones we face.

Our lack of operating history makes it difficult to evaluate our future prospects.

Investment in an early-stage company such as the Company is inherently subject to many risks, and investors should be prepared to withstand a complete loss of their investment.

The Company was formed as a Nevada corporation on January 14, 2014, and is the surviving entity of a merger that was effective on August 18, 2014. As part of the merger, both Placer Creek Mining Company (“Placer”) and Digi Outdoor Media, Inc. (“DOM”) merged with and into the Company. The Company (formerly named Placer Creek of Nevada, Inc.) changed its name to Digi Outdoor Media, Inc. as of the effective date of the merger.

As a result of the merger, the Company has acquired all of the assets and assumed all of the debts and liabilities of the two merged entities, Placer and DOM. Because of the Company’s lack of operating history and the limited operations of the two merged entities, the Company’s pro forma financial information is of limited value in projecting future results. The Company’s business and future prospects therefore are difficult to evaluate, and an investor should consider and evaluate the Company’s operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in intensely competitive markets. As of the date of this Offering, we had no revenues and no earnings. We expect to continue to incur significant costs relating to sales, marketing, and general and administrative expenses. As a result, the Company will need to generate significant revenues in order to achieve profitability. If the Company is unable to execute its business plan for any reason, amounts invested in the Company will likely be entirely lost.

Our financial forecasts are highly speculative.

The financial forecasts of the Company included in this document are highly speculative and are based upon assumptions the Company currently believes to be reasonable, but which are uncertain and unpredictable. The forecasts and projections include certain stated assumptions that must be examined carefully. These projections do not constitute representations as to future operations, and no assurance can be given as to the reliability of the assumptions on which they are based. Such assumptions may be incomplete or inaccurate, and unanticipated events and circumstances are likely to occur.  Actual results achieved during the periods covered are likely to vary from the projections and such variations may be material and adverse. While independent auditors have reviewed the financial statements of both of the merged entities, Placer and DOM, for the year ended December 31, 2013 (see Addenda E and F attached hereto), independent auditors have not compiled or examined any of the Company’s projections and accordingly, no auditors express an opinion or any other form of assurance with respect to such projections.

We need substantial additional financing to accomplish our business strategy.

We require substantial working capital to fund our business. Shortly following the completion of this Note Offering, we will need to obtain significant additional financing to continue our business. We anticipate that we will need to raise at least Six Million Dollars ($6,000,000) in this next round of financing (the “Subsequent Financing”) in order to fully implement our business plan, including building out our digital signage network, purchasing and installing the signs, marketing and sales, securing advertising customers and contracts, and hiring additional staff. We currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If we do not raise at least $6,000,000 in the Subsequent Financing, the Company will be unable to execute on its business plan. The Company’s failure to raise the necessary funds in the Subsequent Financing also will impair our ability to repay the Notes in this Offering, absent some other means of financing.

If we raise funds in the Subsequent Financing by selling additional shares of stock in the Company, the percentage ownership in the Company of holders of Notes in this Offering (should such holders elect to convert their Notes into common stock) will be substantially diluted.

We also may raise additional capital in the Subsequent Financing by issuing equity securities that are preferred or senior to our existing common shares for purposes of dividend and liquidating distributions, and which may have superior voting rights, all of which will adversely affect the rights and value of our shares of common stock.

We expect to continue to incur significant costs relating to developing and building out our digital signage network, sales, marketing, and general and administrative expenses. As a result, the Company will need to generate significant revenues in order to achieve profitability. Our growth strategy includes increasing our revenues by increasing the number and locations of our digital signs, and securing and increasing our advertising contracts. If the Company is unable to increase the size of its digital signage network, its customer base and service volume, it will not achieve profitability and will be unable to execute its business plan. If this occurs, amounts invested in the Company will likely be entirely lost.

No guarantee of payments on the Notes; subordination; no collateral.

There is no guarantee that the Company will have sufficient, if any, Net Revenues, to make the interest payments on the Notes or will have sufficient funds to repay the Notes, particularly if the Company is not successful in raising the necessary funds in the Subsequent Financing. Accordingly, investors may not receive any payments on the Notes. In addition, the Notes are expressly subordinated in right of payment to the prior payment in full of all of the Company’s current and future senior indebtedness, if any. Senior indebtedness includes debt of the Company to banks, commercial finance lenders, leasing or equipment financing institutions, or other lending institutions regularly engaged in the business of lending money (but excluding venture capital and investment banking institutions). The Notes also are unsecured obligations of the Company, and in the event the Company defaults on its obligations under the Notes, you will not have recourse to any specific collateral or assets of the Company to satisfy the Notes.

Furthermore, as a result of the recent merger between the Company, Placer, and DOM, the Company (as the surviving entity) has assumed all of the debts and liabilities of the two merged entities (Placer and DOM), which includes, among other things, an assumption of the debt owed by each of Placer and DOM to their respective investors under their recent debt offerings. The terms of the recent DOM debt offering are identical to the terms in this Offering, and as a result of the merger and the integration of the two offerings, all of the investors in the DOM debt offering automatically will become investors in this Offering. The investors in the DOM debt offering, however, made their investments commencing in late October 2013; therefore, under the terms of their Notes, some of those investors will be entitled to begin receiving their pro rata share of the Company’s Net Revenues (if any) as early as November 2014. New investors in this Offering (including the Placer investors who elect to convert their Placer investment into this Offering), however, will not be entitled to begin receiving their pro rata share of the Company’s Net Revenues until November 2015 at the earliest (assuming an October 2014 issuance date for their Notes). In addition, the investors in the DOM debt offering will have an earlier maturity date for their Notes (2 years from the date of investment), and in the event any of the DOM investors elect not to convert their Notes, they will be entitled to full repayment of their Notes at an earlier date than new investors in this Offering.

Subsequent Financing and Dilution.

Assuming all Notes being offered are sold in this Offering, the Company believes that the net proceeds from this Offering will be sufficient to fund the Company's planned operations as currently projected for only a very short period of time. Therefore, the Company anticipates that shortly after this Offering, it will need to seek substantial, additional funding to meet its operational needs. It is likely that the Company will raise such additional funds (the Subsequent Financing) through the issuance of the Company’s securities in an equity financing. If your Note is converted into equity securities of the Company, your percentage ownership interest in the Company will be substantially diluted as a result of such equity financing.

Currently, there are 10,000,476 shares of common stock issued and outstanding resulting from the issuance of 9,000,000 shares to the former shareholders of DOM and 1,000,476 shares to the former shareholders of Placer as a result of the merger. In addition, the Company may be obligated to issue additional warrants to purchase up to 59,000 shares of common stock (in addition to the outstanding warrants to purchase 63,733 shares) as fees to its investment banker in connection with the Offering. If all of the Notes in this Offering are sold and subsequently converted at $0.75 per share, the holders of the Notes collectively will own 9,000,000 shares of the Company’s common stock, constituting approximately 47% of the total voting power of the Company on a fully-diluted basis (assuming the maximum number of warrants are issued and exercised). However, such percentage likely will be subject to significant and substantial dilution upon the Subsequent Financing.

We face significant competition from other companies.

The Company will face competition from other more established digital signage companies and other media companies.  Current competitors as well as new competitors may be able to develop a larger digital signage network, secure better sign locations, and provide advertising services at the same or a lower cost. Accordingly, we believe that our success will depend heavily upon our ability to quickly develop and build out our digital signage network and to secure long-term lease agreements for our signs at prime locations before our competitors can do so.

We will be competing with other providers of similar services. Our current competitors such as Clear Channel Outdoor Holdings, CBS Outdoor, Lamar Advertising Company, and J.C. Decaux North America have longer operating histories, greater name recognition, larger client/customer bases, and greater financial and marketing resources and experience than we do. In addition, some of the Company’s competitors have more diversified operations, such as television, radio, other broadcast media, mobile devices, satellite radio, Internet-based services and direct mail advertising. These diversified competitors have the advantage of cross-selling complementary advertising products to customers.

The industry competes for advertising revenue along the following dimensions: exposure (the number of “impressions” an advertisement makes), advertising rates (generally measured in cost- per-thousand impressions), ability to target specific demographic groups or geographies, effectiveness, quality of related services (such as advertising copy design and layout), and customer service. The Company may be unable to compete successfully along these dimensions, and the competitive pressures that the Company faces could adversely affect its profitability or financial performance.

In order to be competitive, we must respond promptly and effectively to the demands of the marketplace by offering new and improved advertising services, and by continuing to enhance our services as well as our marketing channels.  Increased competition could result in a decrease in use of our services by customers, loss of market share and brand recognition, and a reduction in our prices and/or margins. We cannot assure you that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, operating results and financial condition.

Federal, state and local regulations may adversely affect our business.

Advertising, and in particular, outdoor advertising, is subject to governmental regulation at the federal, state and local levels. For example, the Highway Beautification Act regulates outdoor advertising on Federal-Aid Primary, Interstate and National Highway Systems’ roads in the United States. States and municipalities also have adopted regulations that could negatively impact digital outdoor advertising. Regulations generally restrict the size, spacing, lighting, configuration, and other aspects of advertising structures and pose a significant barrier to entry and expansion in many markets, including our target metropolitan markets.

Digital signs are relatively new and have only recently been introduced into the market on a large scale. Accordingly, existing regulations that currently do not apply by their terms to digital signs could be revised to impose greater restrictions.  In addition, new regulations could be adopted further restricting, and possibly prohibiting altogether, the installation and operation of outdoor digital signs. These regulations may impose greater restrictions on digital signs due to alleged concerns over aesthetics or driver safety. The adoption and implementation of such regulations are outside of our control, and to the extent such regulations prohibit us from locating and installing our digital signs at desirable, high-traffic locations, it could make it extremely difficult or impossible for us to develop and build out our digital signage network, and could have a material adverse impact on the growth of our business, our results of operations, and financial condition.

Our success depends in large part on the continuing efforts of a few individuals and our ability to attract, retain and motivate new personnel to expand our operations.

We depend substantially on the continued services and performance of our founders and other key management personnel. We do not have long-term employment agreements with these individuals, and they may not remain with the Company in the future. The loss of services of any of our founders or other key management personnel could hurt our business, and our financial condition and results of operations could suffer. Our future success also will depend on our ability to attract, hire, train, retain and motivate other skilled managerial, sales and marketing, and business development personnel. Competition for such personnel is intense. If we fail to successfully attract, assimilate and retain a sufficient number of qualified managerial, sales and marketing, business development and administrative personnel, our ability to manage and expand our business could suffer.

Advances and changes in the industry may reduce our profitability.

Adoption of new and superior advertising services, products and technologies could render some of our services and digital signs obsolete, thereby reducing the amount of revenues we receive. Reduction of revenues could decrease our profitability. We also may have to expend significant capital resources to deploy new services, products and/or technology to remain competitive. Our inability to provide access to new and improving services, products, technology and equipment could deter clients from using our services and digital signs.

The Company’s revenues will be affected by general economic conditions and other external events beyond the Company’s control.

The Company intends to sell advertising space on its digital signs to generate revenues. Advertising spending is particularly sensitive to changes in economic conditions, and periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in advertising. Additionally, the occurrence of any of the following external events could further depress the Company’s revenues: (i) a widespread reallocation of advertising expenditures to other available media by customers of the Company’s digital signs; (ii) a decline in the amount spent on advertising in general or outdoor advertising in particular by companies; (ii) unfavorable shifts in population or other demographics, which may cause us to lose advertising customers as people migrate to markets where we have a smaller (or non-existent) presence, or which may cause advertisers to be willing to pay less in advertising fees if the general population shifts into a less desirable age or geographical demographic from an advertising perspective; and (iv) unfavorable changes in labor conditions, which may impair our ability to operate or require us to spend more to retain and attract key employees.

No marketability of the Company’s securities.

Because the Company is not a public company, there is no market for the Company’s Securities. The Securities have not been registered under the Securities Act, and will be subject to significant restrictions on resale. Such Securities may only be resold if they are subsequently registered with the U.S. Securities and Exchange Commission, or if they are sold pursuant to an exemption from the registration requirements.

Tax Consequences.

There may be material tax consequences to a subscriber with respect to the acquisition or disposition of the Securities. The Company is not offering or giving any opinion or advice on any tax matters, and is not making any representation with respect to the tax consequences, whether material or adverse to a subscriber, under federal, state, or local tax law with respect to the acquisition or disposition of such Securities. Each investor should consult with his/her own tax advisor concerning the U.S. federal, state and local tax consequences of an investment in the Company in light of the investor’s particular situation.

Projected Expectations May Not Be Met.

No assurance can be given as to the future performance of the Company. All projected expectations provided by the Company are dependent upon a number of assumptions, which management believes to be reasonable on the basis of the limited information presently known to it. Investors should recognize that there can be no assurance that the projected expectations will be achieved, and should not place reliance upon the Company's expectations or the underlying expectations. Investors should be aware that a number of factors could cause the projected expectations to be incorrect or differ materially from actual results. Such factors may include, without limitation: (i) the ability of the Company to complete the development and marketing of its digital advertising network; (ii) the demand for, and timing of demand for, such advertising signs and services; (iii) competition from other companies; (iv) the Company’s sales and marketing capabilities; (v) the Company’s ability to sell its services and products profitably; (vi) the availability of adequate debt and equity financing; and (vii) general business and economic conditions.

Potential Fluctuations in Operating Results.

Significant annual and quarterly fluctuations in the Company’s results of operations may be caused by, among other factors, the volume of revenues generated by the Company and general economic conditions.

There can be no assurances that the level of revenues and profits, if any, achieved by the Company in any particular fiscal period will not be significantly lower than in other, including comparable, fiscal periods. The Company’s expense levels are based, in part, on its expectations as to future revenues.

As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues.   As a result, the Company believes that period-to-period comparisons of its results of operations may not necessarily be meaningful and should not be relied upon as indications of future performance.

Risk of Managing Growth.

The Company anticipates growing and expanding its existing operations. The anticipated growth could place a significant strain on the Company’s management, and operational and financial resources. Effective management of the anticipated growth will require expanding the Company’s management and financial controls, hiring additional appropriate personnel as required, and developing additional expertise by existing management personnel. There can be no assurance, however, that these or other measures implemented by the Company will effectively increase the Company’s capabilities to manage such anticipated growth or to do so in a timely and cost-effective manner. Moreover, management of growth is especially challenging for a company with a limited operating history and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on the Company’s operations.

Absence of Merit Review.

Investors are cautioned that the Company’s Securities have not been registered under the Securities Act or under any state securities laws.  No state authority has reviewed the accuracy or adequacy of the information contained herein nor has any regulatory authority made a merit review of the Notes offered to investors in this Offering. Therefore, investors must recognize that they do not have all the protections afforded by securities laws to register or qualify offerings in states with merit reviews, and must therefore judge for themselves the adequacies of the disclosures, the pricing, dilution and fairness of the terms of this Offering without benefit of prior merit review by authorities.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT.

ADDENDUM C

Form of Convertible Promissory Note

See Exhibit 10.5

ADDENDUM D

DIGI OUTDOOR MEDIA, INC. 2014 Executive Summary

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS:

The financial forecasts and other information contained in the Company’s Executive Summary are “forward-looking statements” as defined by Section 27A of the Securities Act. They relate to future results, performance, plans, events and other matters, and were developed by management of the Company based upon assumptions made by the Company. You should not rely on forward-looking statements in the Executive Summary or elsewhere in this Agreement. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue” and similar expressions to identify such forward-looking statements. These forward-looking statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of the Company’s services and markets for such services, the extent to which customers purchase and utilize the Company’s services, competitive services and pricing, and changes in economic conditions and market demand for the Company’s services. Although the Company believes that its assumptions are reasonable, they may be incomplete or incorrect, and unanticipated events and circumstances are likely to occur. The Executive Summary also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the growth of certain markets. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, those identified under “Risk Factors” in Addendum B and elsewhere in this Agreement.

The Company makes no representation or warranty as to the accuracy or completeness of the assumptions, forecasts or other forward-looking information contained in the Executive Summary. Such information is presented only as of the date of the Executive Summary and this Agreement, as applicable. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in the Executive Summary or elsewhere in this Agreement might not occur. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described above and elsewhere in this Agreement. See Addendum B, “Risk Factors.”